EXHIBIT 23.5


                                                  September 22, 1998


Board of Directors
Cortland First Financial Corporation
65 Main Street
Cortland, NY 13045

Ladies and Gentlemen:

We hereby consent to the inclusion of our Fairness Opinion issued to the Board of Directors of Cortland First Financial Corporation in this Registration Statement on Form S-4, and to the discussion of such opinion letter and of our firm in the Joint Proxy Statement/Prospectus forming a part thereof. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Capital Formation Group of Rochester, L.P.


David H. Waterman
Executive Managing Director